Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO

18 U.S.C SECTION 1350

In connection with the Annual Report of RBC Bearings Incorporated (the “Company”) Form 10-K for the year ended March 29, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Michael J. Hartnett, the President and Chief Executive Officer of the Company, pursuant to 18 U.S.C. §1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies to the best of his knowledge that:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2025

/s/ Michael J. Hartnett
Michael J. Hartnett
President and Chief Executive Officer